Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Collexis Holdings, Inc. (the “Company”), certifies that, to my knowledge:

1.
The transition report of the Company on Form 10-KSB/A for the six-month period ended June 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 29, 2007	By:	/s/ William D. Kirkland
William D. Kirkland Chief Executive Officer and Chief Financial Officer